DRYDEN TOTAL RETURN BOND FUND, INC.
                      GATEWAY CENTER THREE
                    NEWARK, NEW JERSEY 07102


                                                    June 30, 2008


VIA EDGAR LINK


Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC  20549


     Re:  Dryden Total Return Bond Fund, Inc. (the Fund)
          File No. 811-7215

Ladies and Gentlemen:

Please find enclosed the Semi-Annual Report on Form N-SAR for the Fund for the six-month period ended April 30, 2008. The enclosed is being filed electronically via the EDGAR system.


                                   Very truly yours,


                                   /s/ Jonathan D. Shain
                                       Jonathan D. Shain
                                       Assistant Secretary



     This report is signed on behalf of the Registrant in the City of Newark and State of New Jersey on the 18th day of June
2008.


               Dryden Total Return Bond Fund, Inc.



Witness: /s/ Amy E. Cicenia                  By: /s/ Jonathan  D.
Shain
       Amy E. Cicenia                  Jonathan D. Shain
                                        Assistant Secretary